Registration No. 333-
                                                                          ------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------



                                    DQE, INC.
             (Exact name of registrant as specified in its charter)



          PENNSYLVANIA                                     25-1598483
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)



  CHERRINGTON CORPORATE CENTER, SUITE 100
        500 CHERRINGTON PARKWAY
  CORAOPOLIS, PENNSYLVANIA 15108-3189                       15279
   (Address of principal executive offices)              (Zip Code)




                       DQE, INC. LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)


                                DAVID D. MARSHALL
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     CHERRINGTON CORPORATE CENTER, SUITE 100
                             500 CHERRINGTON PARKWAY
                       CORAOPOLIS, PENNSYLVANIA 15108-3189
                     (Name and address of agent for service)

                                 (412) 393-6000
          (Telephone number, including area code, of agent for service)




                         CALCULATION OF REGISTRATION FEE

================================================================================
     TITLE OF                        PROPOSED         PROPOSED         AMOUNT OF
   SECURITIES       AMOUNT TO BE     MAXIMUM          MAXIMUM       REGISTRATION
 TO BE REGISTERED    REGISTERED   OFFERING PRICE      AGGREGATE          FEE
                                     PER SHARE     OFFERING PRICE

================================================================================

Common Stock (no par     3,000,000     $35.35 (1)    $106,050,000     $27,997.20
value)

================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the New
York       Stock        Exchange       on       December        10,        1999.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

            This Registration Statement is being filed to register an additional 3,000,000 shares of Common Stock, no par value (the "Common Stock"), of DQE, Inc. (the "Registrant") as a result of an increase in the number of shares of Common Stock issuable under the DQE, Inc. Long-Term Incentive Plan. The earlier Registration Statements on Form S-8 filed by the Registrant with the Commission on June 27, 1989 (filed as Post-Effective Amendment No. 1-A to the Registrant's Registration Statement on Form S-4 (File No. 33-27196)), February 26, 1991 (filed as Post-Effective Amendment No. 2-A to the Registrant's Registration Statement on Form S-4 (File No. 33-27196)), and July 23, 1993 (File No.
33-66488) pertaining to the Plan are hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, (iii) the Registrant's Current Reports on Form 8-K dated March 19, 1999, March 26, 1999, July 29, 1999 and September 29, 1999 and (iv) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as the same may be amended.

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the DQE, Inc. Long-Term Incentive Plan meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


    ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The legality of the Common Stock to which this Registration Statement relates has been passed upon for the Registrant by David R. High, Associate and General Counsel of the Registrant. Mr. High is paid a salary by the Registrant and participates in the benefit plans of the Registrant and its subsidiaries, including the Plan to which this Registration Statement relates.


    ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under the Restated Articles of the Registrant, to the fullest extent that the laws of the Commonwealth of Pennsylvania, as now or as hereafter amended, permit elimination or limitation of the liability of directors, no director of the Registrant shall be personally liable for monetary damages for any action taken, or any failure to take action, as a director.

      Under the By-Laws of the Registrant, the directors and officers of the Registrant are each entitled to be indemnified against reasonable expenses, including attorneys' fees, and any liability paid or incurred by them in connection with any actual or threatened claim, action, suit or other proceeding by reason of their being or having been a director or officer of the Registrant, or serving or having served at the request of the Registrant as a representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, except as prohibited by law.

      Section 1746(b) of the Pennsylvania Business Corporation Law prohibits indemnification in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      The Registrant maintains director and officer liability insurance covering the directors and officers of the Registrant and all its subsidiaries with respect to certain liabilities which may be incurred in connection with their service to the Registrant or any of its subsidiaries, including liabilities arising under the Securities Act. This insurance provides reimbursement to the Registrant and its subsidiaries up to policy limits for amounts paid to directors and officers pursuant to the indemnification provisions summarized above.


    ITEM 8. EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

    EXHIBIT NO.                     DESCRIPTION
    -----------                     -----------

      4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibits 3.1 and 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Exhibit 3.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-10290)).

      4.2 By-Laws, as amended through June 29, 1999 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 1-10290)).

      5.1 Opinion of David R. High, Associate General Counsel of the Registrant, as to the legality of the shares being registered.

      23.1        Consent of Deloitte & Touche LLP.

      23.2 Consent of David R. High, Associate General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

      24.1 Power of Attorney (set forth on the signature page of this Registration Statement).


    ITEM 9. UNDERTAKINGS.

            (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act;

                     (ii) To  reflect  in the  prospectus  any  facts or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    * * *

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 30th day of November, 1999.


                                    DQE, INC.


                                         By: /s/ DAVID D. MARSHALL
                                             -----------------------------------
                                             David D. Marshall
                                             Chairman,  President and
                                             Chief  Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victor A. Roque his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

           SIGNATURE                    CAPACITY                    DATE
           ---------                    --------                    ----

    /s/ David D. Marshall         Chairman, President and      November 30, 1999
    -----------------------       Chief Executive Officer
    David D. Marshall

    /s/ Gary L. Schwass           Executive Vice President     November 30, 1999
    -----------------------       and Chief Financial Officer
    Gary L. Schwass               (Principal Financial
                                  Officer)

    /s/ James E. Wilson           Controller (Principal        November 30, 1999
    -----------------------       Accounting Officer)
    James E. Wilson

    /s/ Daniel Berg               Director                     November 30, 1999
    -----------------------
    Daniel Berg

    /s/ Robert P. Bozzone         Director                     November 30, 1999
    -----------------------
    Robert P. Bozzone

        SIGNATURE                  CAPACITY                          DATE
        ---------                  --------                          ----

    /s/ Doreen E. Boyce            Director                    November 30, 1999
    -----------------------
    Doreen E. Boyce

    /s/ Sigo Falk                  Director                    November 30, 1999
    -----------------------
    Sigo Falk

    /s/ William H. Knoell          Director                    November 30, 1999
    -----------------------
    William H. Knoell

    /s/ Thomas J. Murrin           Director                    November 30, 1999
    -----------------------
    Thomas J. Murrin

    /s/ Eric W. Springer           Director                    November 30, 1999
    -----------------------
    Eric W. Springer

                                  EXHIBIT INDEX

    EXHIBIT NO.                DESCRIPTION

      4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibits 3.1 and 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Exhibit
                    3.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-10290)).

      4.2 By-Laws, as amended through June 29, 1999 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 1-10290)).

      5.1 Opinion of David R. High, Associate General Counsel of the Registrant, as to the legality of the shares being registered.

     23.1           Consent of Deloitte & Touche LLP.

     23.2 Consent of David R. High, Associate General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

     24.1           Power  of  Attorney  (set  forth on the  signature   page of
                    this Registration Statement).